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                                                                    EXHIBIT 12.1

                     DEFICIENCY OF EARNINGS TO FIXED CHARGES

        Our earnings were insufficient to cover our fixed charges during each of the periods described below. For the purpose of these calculations, "earnings" consist of income before taxes, plus fixed charges, and "fixed charges" consist of interest expense incurred, preferred dividends, and the portion of rental expense deemed by us to be representative of the interest factor of rental payments under leases.

                                                                                   (In Thousands)
                                                                                YEAR ENDED DECEMBER 31,
                                                      -------------------------------------------------------------------------
                                                        2000            1999             1998            1997            1996
                                                      ---------       ---------       ---------       ---------       ---------
Deficiency of earnings to fixed charges...........    $(245,360)      $(104,526)      $ (84,164)      $ (59,328)      $ (39,345)
